EXHIBIT 99.3




                             CONSENT TO VISIT FORM
                                 CONSENT FORM

TO: __________________________________________
     (Name of Facility)

I/We herby grant permission and consent for Elderwatch, Inc. of 2881 North Pine Island Road, Building 65, Suite 203 to visit at any time from 9:00AM to 6:00PM Monday through Friday, ______________________________, a resident of your facility. This consent does not grant the representative of Elderwatch, Inc. has any decision-making powers or authority but shall allow said representative to observe the condition of the resident and the facility and report back to the undersigned.

_________________________________       Address : ____________________________
(Signature )
                                              ____________________________
_________________________________
(Print Name)                                       ____________________________

Telephone: __________________________